Move, Inc. Announces Fourth Quarter 2011 Financial Results

CAMPBELL, Calif., Feb. 9, 2012 /PRNewswire/ -- Move, Inc. (NASDAQ: MOVE), the leader in online real estate, today reported financial results for the fourth quarter and fiscal year ended December 31, 2011.

(Logo: http://photos.prnewswire.com/prnh/20080213/MOVEINCLOGO)

Revenue in the fourth quarter of 2011 was $47.3 million compared to $48.9 million in the fourth quarter of 2010. Net income applicable to common stockholders was $3.4 million, or $0.09 per share, compared to net income of $409,000, or $0.01 per share, in the fourth quarter of 2010. The company generated $8.6 million of cash from operating activities in the fourth quarter of 2011. Non-GAAP Adjusted EBITDA (earnings from operations before interest, taxes, stock-based compensation and charges, depreciation, amortization and other non-recurring charges) for the fourth quarter of 2011 was $8.6 million, or 18 percent of revenue, compared to $6.3 million, or 13 percent of revenue, for the fourth quarter of 2010. Move, Inc. has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

"Move closed 2011 with strength by rolling out several new revenue-generating products developed to connect customers and consumers, stabilizing our core Realtor.com revenue stream, and laying the groundwork to grow revenue in 2012," said Steve Berkowitz, chief executive officer at Move, Inc. "Our industry is still experiencing considerable change, as marketing dollars continue shifting online and consumers embrace new technologies that are transforming real estate search. In 2012, Move intends to use our core assets and market leadership to drive the successful delivery of revenue generating solutions that surround the entire move-cycle."

2011 Highlights:

  Market leadership:   Realtor.com maintained its leading market position in 2011 as the most trusted name in online real estate.  In 2011, Realtor.com users spent more than 2.8 billion minutes on our network and viewed approximately 6.0 billion total pages, more than 2.5 times the nearest competitor(1).
  Mobile Highlights:  Through its iPad, iPhone, Android and Windows Mobile apps, Realtor.com's consumers viewed hundreds of millions of property pages and the Company delivered a 400% increase year over year in the number of leads delivered to real estate professionals in 2011.
  Co-Broke Connection:  In 2011, Realtor.com began displaying non-branded buyer inquiry forms next to active listings to connect home shoppers with a buyer's agent who is committed to providing a timely response. Now potential buyers have another touch point on Realtor.com to connect with a real estate expert on listings of interest and real estate professionals have more opportunities to connect with active home shoppers.
  Rentals on Realtor.com:  In October, rental apartment communities were integrated onto Realtor.com, providing consumers with a more complete view of their housing options while offering real estate professionals the opportunity to connect with tomorrow's buyers.
  International: In November, Realtor.com went global, becoming the first US real estate site to provide multiple languages and conversions for currencies and measurements as well as search capabilities outside the U.S. Listings are now provided for over 13 countries including Spain, France and Italy. International buyers can also search for U.S. real estate in 11 languages and 20 currencies.
  Syndication: Through its ListHub business, Move grew its listings syndication business, now providing listings to more than 100 publisher partners.  In August, AOL launched a new real estate search experience powered by Move.  Through Realtor.com and the ListHub publishing partners, Move accounts for an estimated 60% of all homes viewed on the web through third party property listing sites.
  PreQual Plus:  In the fall of 2011, Move, Inc. relaunched its proprietary decision and pricing engine PreQual Plus, providing consumers with the ability to prequalify for a mortgage while searching for real estate on Realtor.com, AOL real estate, MSN real estate and many ListHub publishing partners.
  Top Producer:  In November, Move, Inc. launched real estate's first HTML5 CRM web-app solution so real estate professionals can stay on top of their business regardless of where they are or what they're doing. This newest Top Producer product is compatible with any web-based device, and offers contextual coaching, a business-intelligence lead management system, and features that turn the app into an agent's 'virtual assistant.
  Recognition:  In 2011, Move's industry innovations were honored with several industry recognitions, including: the Most Innovative Mobile App of 2011 by Inman News and the Best Socialized Business award in the SAMMY competition, an award honoring the most innovative and forward thinking company with 500+ employees for their use of social media to build company culture and brand.
  Social: The Company launched several initiatives in the social arena.  Move's Facebook App for Realtors lets agents share real-time market data about their local communities, highlight active inventory, create conversations and generate inquiries with multiple lead capture points throughout the platform. It is free to use and scalable to fit a variety of business and marketing solutions. In July, Move acquired SocialBios, the award-winning social search platform, demonstrating Move's commitment to social media and its integration into the real estate search experience.

For the full year ended December 31, 2011, Move reported revenue of $191.7 million, compared to $197.5 million in the 2010 fiscal year. Net income applicable to common stockholders in 2011 was $3.2 million, or $0.08 per share, compared to a net loss of $20.9 million, or a loss of $0.54 per share in 2010. Move's Adjusted EBITDA (earnings from operations before interest, taxes, stock-based compensation and charges, depreciation, amortization and other non-recurring charges) on a non-GAAP basis for 2011 was $25.7 million, or 13 percent of revenue, compared to $23.1 million, or 12 percent of revenue, for 2010.

Business Outlook

Move today provided guidance for the quarter ending March 31, 2012. For the quarter ending March 31, 2012, Move expects revenue of approximately $47.5 million and expects to report Adjusted EBITDA margin of approximately 11-12 percent.

Move today provided guidance for the year ending December 31, 2012. For the year ending December 31, 2012, Move expects revenue to range between $195 million and $200 million and expects to report Adjusted EBITDA margin of approximately 14 percent.

Conference Call

As previously announced, Move, Inc. will host a conference call, which will be broadcast live over the Internet, February, 9, 2012, at 1:30 PM Pacific Time (4:30 PM Eastern Time). In order to participate in the call, please dial (877) 312-5848, or if outside the U.S., (253) 237-1155, at least five minutes prior to the 1:30 PM PT start time. A live webcast and replay of the call will also be available at http://investor.move.com under the Events & Presentations menu. An audio replay will be available between 7:30 PM ET, February 9, 2012, and 11:59 PM ET, February 23, 2012, by calling (855) 859-2056, or (404) 537-3406, or (800) 585-8367 with passcode 38957318.

For additional information regarding the Company's results, please go to the "SEC Filings" section at http://investor.move.com to view our annual report as filed on February 18, 2011 with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2010. Move's Form 10-K for the year ended December 31, 2011 is expected to be filed with the Securities and Exchange Commission on, or before, February 24, 2012.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Move also presents references to Adjusted EBITDA. We have provided GAAP to non-GAAP reconciliations within this earnings release, including net income, the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Company has also presented a non-GAAP table of Financial Data for the three and twelve month periods ended December 31, 2011 and 2010 that extracts stock-based compensation under ASC Topic 718 "Compensation – Stock Compensation." A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Move's current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations. Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and a more consistent basis for comparison between quarters and should be carefully evaluated.

This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

ABOUT MOVE, INC.

Move, Inc. (NASDAQ: MOVE), is the leader in online real estate and operator of Move.com, a leading destination for information on new homes and rental listings, moving, home and garden and home finance; REALTOR.com®, the official website of the National Association of REALTORS®; Moving.com; SeniorHousingNet; ListHub; SocialBios, and TOP PRODUCER Systems. Move, Inc. is based in Campbell, California.

(1) comScore Media Metrix, Key Measures Report, December 2011

MOVE, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)

Revenue	$47,268	$48,913	$191,724	$197,503
Cost of revenue (1)	9,166	10,337	40,369	43,119
Gross profit	38,102	38,576	151,355	154,384

Operating expenses: (1)
Sales and marketing	16,090	17,902	68,614	73,737
Product and web site development	7,833	8,803	34,732	34,320
General and administrative	10,115	10,291	40,467	42,657
Amortization of intangible assets	397	348	1,505	696
Total operating expenses	34,435	37,344	145,318	151,410
Operating income	3,667	1,232	6,037	2,974

Interest income, net	18	143	51	910
Earnings of unconsolidated joint venture	267	376	985	1,017
Impairment of auction rate securities	—	—	—	(19,559)
Other income (expense), net	182	177	460	(967)
Income (loss) from operations before income taxes	4,134	1,928	7,533	(15,625)

Income tax expense (benefit)	150	160	273	(153)

Net income (loss)	3,984	1,768	7,260	(15,472)

Convertible preferred stock dividend and related accretion	(563)	(1,359)	(4,069)	(5,383)
Net income (loss) applicable to common stockholders	$3,421	$409	$3,191	$(20,855)

Basic net income (loss) per share applicable to common stockholders	$0.09	$0.01	$0.08	$(0.54)

Diluted net income (loss) per share applicable to common stockholders	$0.09	$0.01	$0.08	$(0.54)

Shares used in calculation of net income (loss) per share applicable to common stockholders:

Basic	38,175	39,298	39,114	38,880

Diluted	38,922	40,818	39,928	38,880

(1) Includes stock-based compensation as follows:

Cost of revenue	$51	$39	$221	$175
Sales and marketing	285	358	1,351	1,598
Product and web site development	261	373	1,176	1,616
General and administrative	788	736	2,768	3,528
	$1,385	$1,506	$5,516	$6,917

MOVE, INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	December 31, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$87,579	$158,517
Accounts receivable, net	11,719	9,680
Other current assets	7,086	7,621
Total current assets	106,384	175,818

Property and equipment, net	20,487	21,934
Investment in unconsolidated joint ventures	5,711	7,165
Goodwill, net	24,450	24,450
Intangible assets, net	7,319	8,324
Other assets	570	1,327
Total assets	$164,921	$239,018

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,851	$6,403
Accrued expenses	14,782	16,281
Deferred revenue	9,809	13,696
Total current liabilities	30,442	36,380

Other non-current liabilities	3,264	3,300
Total liabilities	33,706	39,680

Series B convertible preferred stock	48,555	116,564

Stockholders’ equity:
Series A convertible preferred stock	—	—
Common stock	39	40
Additional paid-in capital	2,121,483	2,124,673
Accumulated other comprehensive income	258	372
Accumulated deficit	(2,039,120)	(2,042,311)
Total stockholders’ equity	82,660	82,774

Total liabilities and stockholders’ equity	$164,921	$239,018

MOVE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Twelve Months Ended December 31,
	2011	2010

Cash flows from operating activities:
Net income (loss)	$7,260	$(15,472)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	9,393	10,077
Amortization of intangible assets	1,505	696
Provision for doubtful accounts	190	80
Loss on sales and disposals of assets	126	—
Stock-based compensation and charges	5,907	7,290
Impairment of auction rate securities	—	19,559
Earnings of unconsolidated joint venture	(985)	(1,017)
Other non-cash items	(88)	(210)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,229)	1,316
Other assets	1,292	3,254
Accounts payable and accrued expenses	(2,060)	(386)
Deferred revenue	(3,880)	(2,490)
Net cash provided by operating activities	16,431	22,697

Cash flows from investing activities:
Purchases of property and equipment	(8,099)	(10,732)
Acquisitions, net of cash acquired	(500)	(12,371)
Distribution of earnings from unconsolidated joint venture	1,940	1,000
Investments in joint ventures	499	(499)
Proceeds from the sale of auction rate securities	—	109,841
Principal payments on notes receivable	—	1,000
Proceeds from the sale of marketable equity securities	—	14
Net cash (used in) provided by continuing investing activities	(6,160)	88,253

Cash flows from financing activities:
Redemption of convertible preferred stock	(70,000)	—
Repurchases of common stock	(9,620)	—
Payment of dividend on convertible preferred stock	(2,008)	—
Proceeds from exercise of stock options	834	4,752
Tax payment related to net share settlements of restricted stock awards	(312)	(98)
Principal payments on loan payable	(103)	(82)
Gross principal payments on line of credit	—	(129,330)
Proceeds from line of credit	—	64,700
Restricted cash	—	462
Proceeds from loan payable	—	316
Net cash used in financing activities	(81,209)	(59,280)

Change in cash and cash equivalents	(70,938)	51,670

Cash and cash equivalents, beginning of period	158,517	106,847

Cash and cash equivalents, end of period	$87,579	$158,517

MOVE, INC. NON GAAP FINANCIAL MEASURE RECONCILIATION OF NET INCOME (LOSS) to ADJUSTED EBITDA (in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Net Income (loss)	$3,984	$1,768	$7,260	$(15,472)

Plus:
Interest income, net	(18)	(143)	(51)	(910)
Income tax expense (benefit)	150	160	273	(153)
Stock-based compensation	1,385	1,506	5,516	6,917
Stock-based charges	81	19	391	373
Depreciation	2,414	2,440	9,393	10,077
Impairment of auction rate securities	—	—	—	19,559
Loss on sale of auction rate securities	—	—	—	1,098
Termination costs from dissolution of joint venture	—	—	619	—
Amortization of intangible assets, including unconsolidated joint venture	594	546	2,294	1,570
Adjusted EBITDA	$8,590	$6,296	$25,695	$23,059

MOVE, INC. NON-GAAP FINANCIAL MEASURE OPERATING RESULTS NET OF STOCK-BASED COMPENSATION EXPENSE (in thousands)
	Three Months Ended
	December 31, 2011
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$47,268	$—	$47,268
Cost of revenue	9,166	(51)	9,115
Gross profit	38,102	51	38,153

Sales and marketing	16,090	(285)	15,805
Product and web site development	7,833	(261)	7,572
General and administrative	10,115	(788)	9,327
Amortization of intangibles	397	—	397
Total operating expenses	34,435	(1,334)	33,101

Operating income	$3,667	$1,385	$5,052

	Three Months Ended
	December 31, 2010
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$48,913	$—	$48,913
Cost of revenue	10,337	(39)	10,298
Gross profit	38,576	39	38,615

Sales and marketing	17,902	(358)	17,544
Product and web site development	8,803	(373)	8,430
General and administrative	10,291	(736)	9,555
Amortization of intangibles	348	—	348
Total operating expenses	37,344	(1,467)	35,877

Operating income	$1,232	$1,506	$2,738

MOVE, INC. NON-GAAP FINANCIAL MEASURE OPERATING RESULTS NET OF STOCK-BASED COMPENSATION EXPENSE (in thousands)
	Twelve Months Ended
	December 31, 2011
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$191,724	$—	$191,724
Cost of revenue	40,369	(221)	40,148
Gross profit	151,355	221	151,576

Sales and marketing	68,614	(1,351)	67,263
Product and web site development	34,732	(1,176)	33,556
General and administrative	40,467	(2,768)	37,699
Amortization of intangibles	1,505	—	1,505
Total operating expenses	145,318	(5,295)	140,023

Operating income	$6,037	$5,516	$11,553

	Twelve Months Ended
	December 31, 2010
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$197,503	$—	$197,503
Cost of revenue	43,119	(175)	42,944
Gross profit	154,384	175	154,559

Sales and marketing	73,737	(1,598)	72,139
Product and web site development	34,320	(1,616)	32,704
General and administrative	42,657	(3,528)	39,129
Amortization of intangibles	696	—	696
Total operating expenses	151,410	(6,742)	144,668

Operating income	$2,974	$6,917	$9,891

CONTACT: The Blueshirt Group, +1-415-217-7722, Todd Friedman, todd@blueshirtgroup.com, or Stacie Bosinoff, Stacie@blueshirtgroup.com